Exhibit 99.1

(1)	Reflects a 1-for-1.3676 reverse stock split, which
will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. Includes 108,015 shares owned directly by DLJCC, 7,932 owned directly by Sprout CEO, and 681,455 shares owned by Sprout VII.


(2)	Dr. Philippe Chambon, in his capacity as a member of the investment committees of DLJCC (as defined below) and of DLJLBO (as defined below), may be deemed to beneficially own the shares as to which this Form 3 relates. Dr. Chambon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

	Sprout Capital IX,
L.P. ("Sprout IX"), Sprout Capital VIII, L.P. ("Sprout VIII"), Sprout Capital VII, L.P. ("Sprout VII"), Sprout CEO Fund, L.P. ("Sprout CEO"), Sprout Entrepreneurs Fund, L.P. ("Sprout Entrepreneurs"), Sprout IX Plan Investors, L.P. ("IX Plan"), Sprout Plan Investors, L.P. ("Plan Investors"), Sprout Venture Capital, L.P. ("Sprout Venture") and DLJ ESC II, L.P. ("ESC II") are Delaware limited partnerships which make investments for long term appreciation. DLJ Capital Corporation ("DLJCC"), a Delaware corporation acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout CEO, Sprout Entrepreneurs and Sprout Venture. DLJCC is also the managing general partner of Sprout IX, Sprout VIII, Sprout VII and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX, Sprout VIII, Sprout VII, Sprout CEO, Sprout Entrepreneurs and Sprout Venture. DLJ Associates IX, L.P. ("Associates IX"), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of
Sprout IX.   DLJ Capital Associates IX, Inc. ("DLJCA IX"), a Delaware
corporation, is the managing general partner of Associates IX. DLJ Associates VIII, L.P. ("Associates VIII"), a Delaware limited partnership, is a general partner of Sprout VIII and in accordance with the terms of the relevant partnership agreement, does not participate in investment
decisions made on behalf of Sprout VIII.   DLJ Capital Associates VIII,
Inc. ("DLJCA VIII"), a Delaware corporation, is the managing general partner of Associates VIII. DLJ Associates VII, L.P. ("Associates VII"), a Delaware limited partnership, is a general partner of Sprout VII and in accordance with the terms of the relevant partnership agreement, does not
participate in investment decisions made on behalf of Sprout VII.   DLJ
Capital Associates VII, Inc. ("DLJCA VII"), a Delaware corporation, is the managing general partner of Associates VII. Dr. Chambon is a limited partner of Associates IX, Associates VIII and Associates VII. DLJ LBO Plans Management Corporation II ("DLJLBO"), a Delaware corporation, is the general partner of IX Plan, and Plan Investors and, as such, is responsible for each of their day-to-day management. DLJLBO makes all of the investment decisions on behalf of IX Plan and Plan Investors.


(3)	These shares will automatically convert into common stock upon the closing of the issuer's initial public offering of common stock.


(4)	Not Applicable.

(5)	Reflects a 1-for-1.3676 reverse stock split,
which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective, pursuant to which each share of Series B Preferred Stock will convert into approximately 0.7312 shares of common stock upon the closing of the issuer's initial public offering. Includes 2,393 shares owned directly by DLJCC, 62,432 shares owned directly by ESC II, 717,454 shares owned directly by Sprout VIII, and 43,047 shares owned directly by Sprout Venture.

(6)	Reflects a 1-for-1.3676 reverse stock split,
which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective, pursuant to which each share of Series C Preferred Stock will convert into approximately 0.7312 shares of common stock upon the closing of the issuer's initial public offering. Includes 1,532 shares owned directly by DLJCC, 39,957 shares owned directly by ESC II, 459,451 shares owned directly by Sprout VIII, and 27,589 shares owned directly by Sprout Venture.

(7)	Reflects a 1-for-1.3676 reverse stock split,
which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective, pursuant to which each share of Series D Preferred Stock will convert into approximately 0.7312 shares of common stock upon the closing of the issuer's initial public offering. Includes 13,826 shares owned directly by DLJCC, 1,140,624 shares owned directly by Sprout IX, 4,495 shares owned directly by Sprout Entrepreneurs, and 65,843 shares owned directly by IX Plan.

(8)	Reflects a 1-for-1.3676 reverse stock
split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective, pursuant to which each share of Series E Preferred Stock will convert into approximately 0.7312 shares of common stock upon the closing of the issuer's initial public offering. Includes 26,391 shares owned directly by DLJCC, 22,488 shares owned directly by ESC II, 238,973 shares owned directly by Sprout IX, 259,499 shares owned directly by Sprout VIII, 142,771 shares owned directly by Sprout VII, 1,662 shares owned directly by Sprout CEO, 941 shares owned directly by Sprout Entrepreneurs, 15,574 shares owned directly by Sprout Venture, and 13,794 shares owned directly by IX Plan.

(9)	Reflects a 1-for-1.3676
reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. The number of shares of common stock into which the Series F Preferred Stock will convert upon the closing of the issuer's initial public offering is dependent on the initial public offering price of the issuer's common stock and will be between approximately 0.7312 and 0.8917 shares of common stock for each share of Series F Preferred Stock. The aggregate number of shares of common stock into which these shares of Series F Preferred Stock will convert will be between 699,988 and 853,638 shares. Includes 4,744 to 5,786 shares owned directly by DLJCC, 327,271 to 399,108 shares owned directly by Sprout VIII, 301,386 to 367,540 shares owned directly by Sprout IX, 1,187 to 1,448 shares owned directly by Sprout Entrepreneurs, 19,642 to 23,953 shares owned directly by Sprout Venture, 17,397 to 21,216 shares owned directly by IX Plan and 28,361 to 34,587 shares owned directly by Plan Investors.


(10)	Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective.
The number of shares of common stock into which the Series F-1 Preferred Stock will convert upon the closing of the issuer's initial public offering is dependent on the initial public offering price of the issuer's common stock and will be between approximately 0.7312 and 0.8917 shares of common stock for each share of Series F-1 Preferred Stock. The aggregate number of shares of common stock into which these shares of Series F-1 Preferred Stock will convert will be between 222,765 and 271,663 shares. Includes 1,509 to 1,841 shares owned directly by DLJCC, 104,152 to 127,013 shares owned directly by Sprout VIII, 95,914 to 116,967 shares owned directly by Sprout IX, 378 to 461 shares owned directly by Sprout Entrepreneurs, 6,251 to 7,623 shares owned directly by Sprout Venture, 5,536 to 6,751 shares owned directly by IX Plan and 9,025 to 11,007 shares owned directly by Plan Investors.

(11)	Reflects a 1-for-1.3676 reverse stock split, which
will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. Each warrant is convertible into common stock at an exercise price of $7.13. Includes 204 shares owned directly by DLJCC, 4,948 shares owned directly by ESC II, 61,681 shares owned directly by Sprout VIII, and 3,700 shares owned directly by Sprout Venture.